Definitive Technology Licensing Agreement Reached

Kelowna, BC / May 20, 2016 / Lexaria Bioscience Corp. (OTCQB:LXRP) (CSE:LXX) (the “Company”) is very pleased to announced it has entered into the definitive agreement first announced in a Letter of Intent dated March 22, 2016, to license its patent pending technology for the purpose of entering the U.S. regulated medical and adult use cannabis edibles marketplace. This agreement marks a major milestone for the Company: the first contracted, predictable and significant revenue streams to be achieved as a direct result of Lexaria’s technological advantages in the marketplace.

Under the terms of the agreement and as earlier announced, the Licensee will pay a minimum of US$122,000 in pre-defined staged payments to Lexaria over the initial two-year term, which will commence in the state of Colorado. The agreement contemplates significant opportunities to expand, both in scope of products offered in Colorado as well as to other states such as California, Washington, and Oregon. As per the Agreement, if the Licensee were to introduce certain product lines utilizing Lexaria’s technology in each of the four states contemplated, for example, then Lexaria could expect to receive a maximum of $1,064,000 over approx 3 ½ years, and the Licensee would enjoy semi-exclusivity to introduce its quality products in each of those states.

The Licensee is preparing its outstanding products for the marketplace at this time, and Lexaria is further protecting competitive advantages by seeking to maintain the confidentiality of certain strategic information from the industry. Lexaria is not itself producing any products under the agreement, and instead is making its technology available to the Licensee and state-licensed partners.

Lexaria continues discussions with other companies also interested in licensing Lexaria’s absorption technology that provides for improved food consumption experiences and performance. Lexaria’s technology provides significant competitive advantages to its licensed partners, such as flavour enhancement without the use of large amounts of sweeteners; and of course, higher bioavailability both by total quantity of bioactive substance that is absorbed as well as enhancing how quickly this occurs. These advantages lead to higher quality experiences for consumers while delivering competitive advantages to companies utilizing the technology.

“We could not be more pleased to see our technology being utilized within new sectors,” said John Docherty, President of Lexaria. “Our technology enables superior experiences for customers as evidenced in in vitro testing conducted to date, and our partner is making a strong commitment to provide their customers with the very best that cutting edge science and technology can provide.”

Attorneys with expertise in intellectual property law and cannabis-specific practices have come together to create one of the first technology licensing agreements of its kind with application to cannabinoids. Lexaria Bioscience has received requests from companies located in North America, Europe, and the Caribbean related to applications for its technology for enhancing the delivery of other payload molecules including but not limited to cannabinoids and is actively evaluating other technology licensing opportunities which it will disclose in due course.

“We’ve been transparent with stakeholders as to the validity and application of our encapsulation technology and that we would leverage it with licensed partners for mutual benefit,” said Chris Bunka, CEO of Lexaria. “There is great complexity in defining and constructing precise and lasting agreements and these require thoughtful consideration. Our goal remains to place our technology in food products across America and internationally, not only within the cannabinoid food sector, but also with vitamins, NSAIDs and more, creating entirely new and unprecedented product categories.”

Lexaria’s unique patent pending technology allows for more efficient and effective absorption of certain molecules such as vitamins and cannabinoids, while simultaneously masking and at times even eliminating inherent strong flavours and/or odors typical of those molecules. Lexaria’s technology is extremely cost effective to implement and applicable to the widest imaginable spectrum of foods including but not limited to chocolates, candies, coffee, tea, a wide variety of other beverages, protein bars, cookies, pastas, entrees, breads, and much more.

About Lexaria
Lexaria Bioscience Corp. is a food sciences company focused on the delivery of active compounds that can behave as superfoods through its proprietary infusion technologies. Lexaria’s technology enables higher bioavailability rates for CBD; THC; NSAIDs; Nicotine and other molecules than is possible without lipophilic enhancement technology. This can allow for lower overall dosing requirements and/or higher effectiveness in active molecule delivery. Lexaria hopes to reduce other common but less healthy ingestion methods such as smoking as it embraces the benefits of public health. www.lexariaenergy.com FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Bioscience Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: any revenue or license fee payments that may be realized from the license agreement, the introduction of any product lines that are derived from the license agreement, that any similar license arrangements may be entered into with other companies or partners, that the Company’s technology enables higher rates of absorption of certain molecules such as vitamins and cannabinoids while simultaneously masking and at times even eliminating inherent strong flavors and/or odors typical of those molecules, or that the technology will function in a similar manner if tested with THC, nicotine, or any of the other molecules named in our patent applications. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the license agreement, hemp oil sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors or as a result of the license agreement. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance that the Company will receive all or any part of the $122,000 to $1,064,000 in payments contemplated under the definitive license agreement. There is no assurance that Lexaria will successfully complete any other contemplated or existing technology license agreements, nor that Lexaria’s technology will deliver any improvement in taste or bioavailability with any reliability nor across any product category. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any hemp oil or cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever, nor that any patent application in the USA or any other nation or under any treaty will result in the award of an actual patent; nor that an award of any actual patent will protect against challenges from unknown third parties. There is no assurance that a definitive agreement will be reached to license the Company’s technology to any third party in return for compensation. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

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